LIMITED POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS that Structured Asset Securities Corporation II, as depositor
(the "Depositor"), for transactions under those certain Pooling and Servicing Agreements as listed in
Exhibit A (the "PSA"), does hereby nominate, constitute and appoint LaSalle Bank National Association, as trustee under the PSA ("LaSalle"), as its true and lawful attorney-in-fact for the limited purpose of preparing, executing and filing, in the Depositor's name, Securities and Exchange Commission Form 10-K, and any amendments thereto, with all required attachments and any other items specifically provided in the
PSA to be executed and filed by LaSalle on behalf of the Depositor.
LaSalle is authorized to deliver copies of this Limited Power of Attorney to third parties, who may rely hereon.
This Limited Power of Attorney shall be governed by the laws of the State of Illinois and shall be irrevocable from the date hereof and shall remain in full force and effect until due written notice of its revocation is given by the undersigned to LaSalle by registered mail.
[SIGNATURE ON NEXT PAGE]

IN WITNESS WHEREOF, Structured Asset Securities Corporation II has caused this instrument to be executed by a duly authorized officer as of the 23 day of March, 2005.
STRUCTURED ASSET SECURITIES CORPORATION II
By: /s/ David Nass
Name: David Nass
Title: Senior Vice President

EXHIBIT A
TRANSACTIONS
LB-UBS Commercial Mortgage Trust 2004-C1 Commercial Pass-Through Certificates,
Series 2004-C1
LB-UBS Commercial Mortgage Trust 2004-C6 Commercial Pass-Through Certificates,
Series 2004-C6
LB-UBS Commercial Mortgage Trust 2004-C7 Commercial Pass-Through Certificates,
Series 2004-C7
LB-UBS Commercial Mortgage Trust 2004-C8 Commercial Pass-Through Certificates,
Series 2004-C8